Exhibit 99.1

NEWS RELEASE January 30, 2008

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3172

kburden@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Reports Fourth Quarter and Fiscal Year 2007 Financial Results

SALT LAKE CITY (January 30, 2008) — Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarterly and annual periods ending December 31, 2007.

Key FY 2007 metrics (comparison to 2006):

•         Revenue:  $768.8 million vs. $788.2 million (a 2% decrease);

•         Gross profits:  $128.9 million vs. $94.8 million (a 36% increase);

•         Sales and marketing expense: $55.7 million vs. $70.9 million (a 21% reduction);

•         Contribution (gross profit less marketing):  $73.3 million vs. $23.9 million (a 206% increase);

•         G&A / Technology expense: $101.7 million vs. $112.0 million (a 9% reduction);

•         Net loss: $44.1 million vs. $101.8 million (a 57% reduction);

•         EBITDA:  $(4.0) million vs. $(55.7) million (a $51.8 million improvement)

•         Operating cash flow:  $10.1 million vs.  $(26.3) million (a $36.4 million improvement); and

•         Free cash flow: $7.4 million vs. $(49.7) million (a $57.2 million improvement)

Key Q4 metrics (comparison to Q4 2006):

•         Revenue:  $300.0 million vs. $294.0 million (a 2% increase);

•         Gross profits:  $49.0 million vs. $27.4 million (a 79% increase);

•         Sales and marketing expense: $27.6 million vs. $29.0 million (a 5% reduction);

•         Contribution (gross profit less marketing):  $21.5 million vs. $(1.7) million (an increase of $23.1 million);

•         G&A / Technology expense: $26.0 million vs. $33.5 million (a 22% reduction);

•         Net loss: $4.3 million vs. $45.6 million (a 91% reduction);

•         EBITDA:  $2.2 million vs. $(27.4) million (a $29.6 million improvement)

•         Operating cash flow:  $55.8 million vs.  $51.9 million (a $3.9 million improvement); and

•         Free cash flow: $55.4 million vs. $48.2 million (a $7.3 million improvement)

Dear Investor:

Free cash flow for the year was positive $7.4 million and operating cash flow was positive $10.1 million. For the first time in our history, we were EBITDA positive for two consecutive quarters (Q3 and Q4 2007), generating positive $6.3 million of EBITDA during those six months.  At December 31, 2007, we had cash and marketable securities on hand of $147.4 million, up $20.4 million from the end of last year.

While I had hoped our Q4 results would have been stronger than they were, 2007 was still a major turnaround from the setbacks of 2005 and 2006, and we truly are well-positioned for 2008. I predicted that the turnaround would look like this: first, hyper-growth in contribution dollars (at least for a while); then, growth in gross profits; and, finally, growth in revenue. To many that may have seemed optimistic, as during the second half of 2006, revenues, gross profits and contribution dollars were all shrinking sharply.  In 2007 we did, in fact, return to hyper-growth in contribution dollars, and we saw strong growth in gross profits. That was the proper place in the income statement to focus.  Our next focus is revenue growth, without losing the discipline that has led to the turnaround of the first two.  Once we achieve that, our turnaround will be complete. However, having returned to a solid cash-generating position, and positive EBITDA position, is a great relief.

During the last few months, we earned several distinctions.  We placed number one in the Q4 2007 Online Customer Respect Study issued by the Customer Respect Group.  We placed number two overall, and number one among mass merchants, in Gomez, Inc.’s “Merchant Madness Holiday Tournament” — a competition that identified websites that were consistently responsive and available to shoppers during the holiday crunch.  For the second year running, the NRF Foundation/American Express Customer Service Survey — a national survey of thousands of households that ranks both on-line and brick-and-mortar retailers for customer service — ranked Overstock the number four retailer in the nation.

I look forward to discussing our results with you on our conference call.  In the mean time, I remain,

Your humble servant,

Patrick M. Byrne

P.S. Please email Kevin Moon at kmoon@overstock.com with questions prior to the call.

Note regarding our Q4 and 2007 financial results:

From the company’s inception through the third quarter of 2007, we have recorded revenue based on product ship date.  In the fourth quarter of 2007, in response to an accounting comment from the staff of the SEC, we retrospectively changed our policy to recognize revenue based on estimated product delivery date.  We have recorded the cumulative effect of this change in the fourth quarter of 2007.

We performed a detailed analysis of the impact of this change through the fourth quarter of 2007, and we have preliminarily determined that the impact of this change is immaterial to prior periods. As a result, for the full year 2007, we have recorded revenue of $768.8 million, which comprises of $777.5 million of revenue under the revised revenue recognition policy, less $8.7 million, the cumulative effect of revenue that would have been deferred as of the end of 2006.  Our consolidated balance sheet at December 31, 2007 reflects $5.0 million of deferred revenue related to shipments in transit as of that date; we also reduced gross profit and net income in Q4 related to the revenue deferral by approximately $800K. Going forward, each quarter, we will make a similar deferral based on estimated product delivery date.

Although we have initially concluded that this is the appropriate manner in which this change should be reflected in our results of operations for 2007, we are still in the process of reaching a final conclusion. If we determine it was not appropriate to make the cumulative adjustment in the fourth quarter, our results of operations will be adjusted to reflect the results solely under the revised method.

Key financial and operating metrics:

Total revenue — Total revenue for the three months ended December 31, 2006 and 2007 of $294.0 million and $300.0 million, respectively, a 2% increase.  For the year ended December 31, 2006 and 2007, total revenue was $788.2 million and $768.8 million, respectively, a 2% decrease.

Gross profit and gross margin — Gross profits for the three months ended December 31, 2006 and 2007 was $27.4 million and $49.0 million, respectively, a 79% increase, representing margins of 9.3% and 16.3% for those respective periods.  For the twelve-month periods, gross profits were $94.8 million in 2006 and $128.9 million in 2007, a 36% increase.  Gross margins were 12.0% and 16.8% for those respective twelve-month periods.

Contribution and contribution margin — “Contribution” (gross profit less sales and marketing expenses) for the three months ended December 31, 2006 and 2007 was $(1.7) million (-0.6% contribution margin) and $21.5 million (7.2% contribution margin), respectively, a 1,383% increase.  For the twelve months ended December 31, 2006 and 2007, contribution was $23.9 million (3.0% contribution margin) and $73.3 million (9.5% contribution margin), respectively, a 206% increase.

	Three months ended December 31,		Twelve months ended December 31,
	2006	2007	2006	2007
Total revenue	$294,029	$300,011	$788,150	$768,838
Cost of goods sold	266,656	250,974	693,350	639,922

Gross profit	27,373	49,037	94,800	128,916
Less: Sales and marketing expense	29,045	27,580	70,897	55,661

Contribution	$(1,672)	$21,457	$23,903	$73,255
Contribution margin	(0.6)%	7.2%	3.0%	9.5%

Operating loss — Operating losses for the three months ended December 31, 2006 and 2007 were $40.9 million and $4.6 million, respectively.  For the twelve months ended December 31, 2006 and 2007, operating losses were $93.8 million and $40.7 million, respectively.

EBITDA — EBITDA (a non-GAAP measure) for the three months ended December 31, 2006 and 2007 was $(27.4) million and $2.2 million, respectively. For the twelve months ended December 31, 2006 and 2007, EBITDA was $(55.7) million and ($4.0) million, respectively.  We believe that, because our current capital expenditures are significantly lower than our depreciation levels, discussing EBITDA at this stage of our business is useful to us and investors because it approximates actual cash used or cash generated by the operations of the business.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2007	2006	2007
Operating loss	$(40,885)	$(4,577)	$(93,766)	$(40,690)
Add:Depreciation and amortization	11,525	6,670	32,327	29,495
Stock-based compensation expense	1,032	1,136	4,120	4,522
Stock-based compensation to consultants for service	(8)	(91)	23	189
Stock-based compensation for performance share plan	—	(900)	—	(550)
Treasury stock issued to employees as compensation	108	(26)	787	902
Restructuring costs - asset impairment and depreciation	791	—	791	2,169

EBITDA	$(27,437)	$2,212	$(55,718)	$(3,963)

Net loss — Net loss for the three months ended December 31, 2006, was $45.6 million, or $2.15 loss per share, compared to $4.3 million, or $0.18 loss per share in 2007. For the twelve months ended December 31, 2006 and 2007, net losses totaled $101.8 million and $44.1 million, respectively, or $5.01 and $1.86 loss per share for those respective periods.  For the twelve months ended December 31, 2006 net loss included restructuring charges of $5.7 million and $6.9 million loss from discontinued operations. Net loss in 2007 includes restructuring of $12.3 million and loss from discontinued operations of $3.9 million.

Free Cash Flow (a non-GAAP measure) — Free cash flow for the three months ended December 31, 2006 and 2007 totaled $48.2 million and $55.4 million, respectively.  For the years ended December 31, 2006 and 2007, free cash flow was $(49.7) million and $7.4 million.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Free cash flow, which we reconcile to “Net cash provided by (used in) operating activities,” is cash flow from operations reduced by “Expenditures for property and equipment.” Although we believe that cash flow from operating activities in an important measure, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations.  Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2007	2006	2007
Net cash provided by (used in) operating activities	$51,949	$55,846	$(26,293)	$10,089
Expenditures for property and equipment	(3,766)	(411)	(23,441)	(2,643)

Free cash flow	$48,183	$55,435	$(49,734)	$7,446

Cash and working capital — At December 31, 2007, Overstock.com had cash, cash equivalents and marketable securities of $147.4 million and working capital of $72.1 million.

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel. Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com.

###

Overstock.com® is a registered trademark of Overstock.com, Inc. All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding revenue growth, without losing the discipline, completion of a turnaround, positioning for 2008, future cash generation and EBITDA results, and the outlook of the company.  Our Form 10-K for the year ended December 31, 2006, our quarterly reports on Form 10-Q, and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause the actual results to differ materially from those contained in our projections, estimates or forward-looking statements.

Overstock.com, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2006	2007	2006	2007
Revenue
Direct	$98,158	$68,471	$303,202	$197,196
Fulfillment partner	195,871	231,540	484,948	571,642

Total revenue	294,029	300,011	788,150	768,838

Cost of goods sold
Direct	101,730	56,897	284,943	165,698
Fulfillment partner	164,926	194,077	408,407	474,224

Total cost of goods sold	266,656	250,974	693,350	639,922

Gross profit	27,373	49,037	94,800	128,916

Operating expenses:
Sales and marketing	29,045	27,580	70,897	55,661
Technology	20,680	14,667	65,158	59,453
General and administrative	12,859	11,367	46,837	42,209
Restructuring	5,674	—	5,674	12,283

Total operating expenses	68,258	53,614	188,566	169,606

Operating loss	(40,885)	(4,577)	(93,766)	(40,690)

Interest income	577	1,429	3,566	4,788
Interest expense	(1,127)	(1,103)	(4,765)	(4,188)
Other income, net	88	—	81	(92)

Loss from continuing operations	(41,347)	(4,251)	(94,884)	(40,182)
Discontinued operations:
Loss from discontinued operations	(4,267)	—	(6,882)	(3,924)

Net loss	(45,614)	(4,251)	(101,766)	(44,106)
Deemed dividend related to redeemable common stock	—	—	(99)	—

Net loss attributable to common shares	$(45,614)	$(4,251)	$(101,865)	$(44,106)

Net loss per common share - basic and diluted:
Loss from continuing operations	$(1.95)	$(0.18)	$(4.67)	$(1.70)
Loss from discontinued operations	$(0.20)	$—	$(0.34)	$(0.16)
Net loss per common share - basic and diluted	$(2.15)	$(0.18)	$(5.01)	$(1.86)
Weighted average common shares outstanding - basic and diluted	21,163	23,807	20,332	23,704

Other data:
Shopping bookings (in 000s)	$319,621	$342,642	$863,202	$855,913
Auction gross merchandise volume (in 000s)	$7,180	$3,183	$28,870	$14,259
Average customer acquisition cost (shopping)	$25.06	$24.98	$24.80	$22.65

Overstock.com, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31,
	2006	2007
Assets
Current assets:
Cash and cash equivalents	$126,965	$101,394
Marketable securities	—	46,000

Cash, cash equivalents and marketable securities	126,965	147,394
Accounts receivable, net	11,638	12,304
Notes receivable	6,702	1,506
Inventories, net	20,274	24,603
Prepaid inventory	2,241	3,572
Prepaid expenses	7,473	7,572
Current assets of held for sale subsidiary	4,718	—

Total current assets	180,011	196,951
Property and equipment, net	56,198	27,197
Goodwill	2,784	2,784
Other long-term assets, net	578	86
Note receivable	—	4,181
Long-term assets of held for sale subsidiary	16,594	—

Total assets	$256,165	$231,199

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$66,039	$79,097
Accrued liabilities	40,142	41,910
Capital lease obligations, current	5,074	3,796
Current liabilities of held for sale subsidiary	3,684	—

Total current liabilities	114,939	124,803
Capital lease obligations, non-current	3,983	—
Other long-term liabilities	—	3,034
Convertible senior notes	75,279	75,623

Total liabilities	194,201	203,460

Stockholders’ equity
Common stock	2	2
Additional paid-in capital	325,771	333,909
Accumulated deficit	(198,694)	(242,800)
Treasury stock	(64,983)	(63,278)
Accumulated other comprehensive loss	(132)	(94)

Total stockholders' equity	61,964	27,739

Total liabilities and stockholders' equity	$256,165	$231,199

Overstock.com, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2007	2006	2007
Cash flows from operating activities of continuing operations:
Net loss	$(45,614)	$(4,251)	$(101,766)	$(44,106)
Adjustments to reconcile net loss to cash provided by (used in) operating activities of continuing operations:
Loss from discontinued operations	4,267	—	6,882	3,924
Depreciation and amortization	11,525	6,670	32,327	29,495
Realized gain from marketable securities	—	—	(2,085)	—
Realized loss on disposition of property and equipment	—	—	599	1
Stock-based compensation	1,032	1,136	4,120	4,522
Stock-based compensation to consultants for services	(8)	(91)	23	189
Stock-based compensation relating to performance share plan	—	(900)	—	(550)
Treasury stock issued to employees as compensation	108	(26)	787	902
Amortization of debt discount and deferred financing fees	—	86	417	344
Restructuring	—	—	—	12,283
Notes receivable accretion	—	(136)	—	(272)
Changes in operating assets and liabilities, net of effect of acquisition and discontinued operations:
Accounts receivable, net	(4,932)	(4,697)	(2,052)	(966)
Inventories, net	42,522	(2,203)	67,009	(4,329)
Prepaid inventory	1,783	1,431	7,388	(1,331)
Prepaid expenses	1,720	2,685	1,004	(99)
Other long-term assets	601	105	496	471
Accounts payable	18,279	40,593	(35,200)	12,961
Accrued liabilities	20,666	15,523	(6,242)	(3,157)
Other long-term liabilities	—	(79)	—	(193)

Net cash provided by (used in) operating activities	51,949	55,846	(26,293)	10,089

Cash flows from investing activities of continuing operations:
Change in restricted cash	—	—	253	—
Purchases of marketable securities	—	(46,053)	—	(75,217)
Sales of marketable securities	—	16,934	56,756	29,258
Expenditures for property and equipment	(3,766)	(411)	(23,441)	(2,643)
Proceeds from the sale of property and equipment	—	—	1	—
Proceeds from the sale of discontinued operations, net of cash transferred	—	—	—	9,892
Collection of note receivable	—	—	—	5,196
Decrease in cash resulting from de-consolidation of variable entity	(102)	—	(102)	—
Other investments	—	—	(100)	—

Net cash provided by (used in) investing activities	(3,868)	(29,530)	33,367	(33,514)

Cash flows from financing activities of continuing operations:
Payments on capital lease obligations	(79)	(5)	(2,957)	(5,261)
Borrowings on line of credit	8,178	1,254	86,681	2,423
Payments on line of credit	(8,178)	(1,254)	(86,681)	(2,423)
Proceeds from the issuance of common stock	39,406	—	64,406	—
Exercise of stock options	267	936	2,534	3,118

Net cash provided by (used in) financing activities	39,594	931	63,983	(2,143)

Effect of exchange rate changes on cash	23	2	34	(3)
Cash provided by (used in) operating activities of discontinued operations	1,469	—	1,581	(204)
Cash used in investing activities of discontinued operations	(223)	—	(566)	(53)

Net increase (decrease) in cash and cash equivalents	88,944	27,249	72,106	(25,828)
Change in cash and cash equivalents from discontinued operations	(1,247)	—	(1,016)	257
Cash and cash equivalents, beginning of period	39,268	74,145	55,875	126,965

Cash and cash equivalents, end of period	$126,965	$101,394	$126,965	$101,394